EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration
Statement Nos. 33-58048, 33-89778 and 333-69949 of Global Industries, Ltd. on Form S-8 of our report dated February 25, 2000 appearing in this Annual Report on Form 10-K of Global Industries, Ltd. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

New Orleans, Louisiana
March 17, 2000